     As filed with the Securities and Exchange Commission on June 29, 1998



                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549


                            -----------------------


                                   FORM 8-K



                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 June 1, 1998




                           PLAYBOY ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)




             Delaware             1-6813               36-2258830
          (State or other      (Commission           (IRS Employer
          jurisdiction of      File Number)      Identification Number)
          incorporation)



          680 North Lake Shore Drive
              Chicago, Illinois                           60611
    (Address of principal executive offices)            (Zip Code)


                                (312) 751-8000
             (Registrant's telephone number, including area code)

Item 5.   Other Events.
-------   ------------

          On June 1, 1998, Playboy Enterprises, Inc. ("PEI") and Spice Entertainment Companies, Inc. ("Spice") issued a Press Release announcing they had entered into a definitive merger agreement pursuant to which PEI will acquire all of the outstanding shares of Spice for cash and PEI stock. Spice shareholders will retain ownership of Spice's digital operations center for video and Internet broadcasts, certain rights to a library of adult films, and Spice's option to acquire the outstanding stock or assets of Emerald Media, Inc. Consummation of the proposed transaction is subject to approval of the proposed transaction by the stockholders of Spice and other customary closing conditions. Closing of the transaction is expected to occur during the third calender quarter of 1998, however, there is no assurance that the transaction will be completed. A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
------    ---------------------------------

          The following exhibit is filed as part of this report:


99.1    Text of Press Release dated June 1, 1998

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, Playboy Enterprises, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              PLAYBOY ENTERPRISES, INC.


                              By /s/Linda G. Havard
                                 -----------------------------------------
                                 Linda G. Havard
                                 Executive Vice President,
                                 Finance and Operations, and
                                 Chief Financial Officer


Date:  June 29, 1998

                                 EXHIBIT INDEX
                                 -------------


 Exhibit
 Number              Document Description
 -------             --------------------

  99.1     Text of Press Release dated June 1, 1998




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